Listing Report:Supplement No. 22 dated May 30, 2011 to Prospectus dated May 17, 2011
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated May 17, 2011 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated May 17, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 488520
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$6,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$4,200	Estimated loss*:	2.60%
Term:	36 months

Lender yield:	9.29%	Borrower rate/APR:	10.29% / 12.40%	Monthly payment:	$194.42

Lender servicing fee:	1.00%	Effective Yield*:	9.26%
		Estimated return*:	6.66%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Nov-2000	Debt/Income ratio:	5%
Credit score:	760-779 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	8 / 8	Length of status:	1y 2m
Amount delinquent:	$151	Total credit lines:	25	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,160	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Bankcard utilization:	6%
		Homeownership:	Yes
Screen name:	vincent3932	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	22 ( 100% )	760-779 (Latest)
Principal borrowed:	$6,000.00	< 31 days late:	0 ( 0% )	660-679 (Nov-2010) 660-679 (Jul-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	22
Description
Car Repair
Purpose of loan:
I have to rebuild the motor on my 300zx.

My financial situation:
I am a good candidate for this loan because I pay all my debts.

I make $70,000 a year before over time

My house payment is 850.00 a month on a 15 yr mortgage .
Car insurance 305.00 a month
Cell phones 140.00 a month.
cable 30.00 month.
credit cards payments $400.00 im over paying on my cards to pay them off early.
my wife pays the gas,elec,water.

I have no car payments. I own three cars 05 neon my wife car, a 05 ford focus my daily car and a 1990 300zx twin turbo.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508294
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$13,500.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$9,450	Estimated loss*:	5.95%
Term:	60 months

Lender yield:	17.99%	Borrower rate/APR:	18.99% / 20.44%	Monthly payment:	$350.12

Lender servicing fee:	1.00%	Effective Yield*:	17.68%
		Estimated return*:	11.73%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Apr-2000	Debt/Income ratio:	31%
Credit score:	740-759 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	15y 3m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,897	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	62%
		Homeownership:	Yes
Screen name:	money-panda	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for debt consolidation
Purpose of loan:
This loan will be used to...
Payoff two credit card balances and pay mortage on home while home is being sold due to military relocation.
My financial situation: good
I am a good candidate for this loan because...
All of my bills are paid in a timely manner and I have good credit history. I will also receive an increase in salary due to new assignment

Monthly net income: $4909
Monthly expenses: $
Housing: $1061
Insurance: $101
Car expenses: $433
Utilities: $180
Phone, cable, internet: $245
Food, entertainment: $350
Clothing, household expenses: $30
Credit cards and other loans: $320
Other expenses: $175
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508422
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$15,000	Estimated loss*:	11.20%
Term:	60 months

Lender yield:	29.49%	Borrower rate/APR:	30.49% / 32.96%	Monthly payment:	$489.83

Lender servicing fee:	1.00%	Effective Yield*:	28.75%
		Estimated return*:	17.55%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-1991	Debt/Income ratio:	14%
Credit score:	660-679 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	2 / 2	Length of status:	14y 9m
Amount delinquent:	$13,930	Total credit lines:	16	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$302	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	6	Bankcard utilization:	94%
		Homeownership:	No
Screen name:	capital-smasher5	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchasing a ladies boutique...
Purpose of loan: This loan will be used to purchace a very busy and trendy ladies boutique. The business is located in a very busy area with lots of foot traffic. Its a well know area to many outside the state, very upscale.

My financial situation:
I am a good candidate for this loan because, I have a steady job with the federal government and very low expenses. Looking to purchase an existing business with loyal customer and very low overhead. The business has four employees, will contiune to work job and overseeing the business daily in the evenings.

Monthly net income: $ 4,500
Monthly expenses: $ 1,620.00
Housing: $ 800.00
Insurance: $ 100.00
Car expenses: $ 120.00
Utilities: $ 125.00
Phone, cable, internet: $ 75.00
Food, entertainment: $ 100.00
Clothing, household expenses: $
Credit cards and other loans: $ 300.00
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508828
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	May-1982	Debt/Income ratio:	60%
Credit score:	660-679 (May-2011)	Inquiries last 6m:	15	Employment status:	Employed
Now delinquent:	5	Current / open credit lines:	8 / 9	Length of status:	4y 7m
Amount delinquent:	$4,380	Total credit lines:	43	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$15,920	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	7	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	best-dough-infusion	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
High School Custodian - Daytime
Purpose of loan:
This loan will be used to...get myself straight and put small amt. into savings for emergency

My financial situation:
I am a good candidate for this loan because.. I have never encountered financial problems until first of this year - I have been current on everything until knee replacement surgery - expenses outside ins. coverage - plus car repair expenses (finally traded). Your payment will be top priorty just like my mortgage payment - I have been widowed for few years and had to make some financial adjustment from widows standpoint. Thank you for your consideration in advance.

Monthly net income: $2040.00
Monthly expenses: $1400.00
Housing: $720.00
Insurance: $150.00
Car expenses: $300.00
Utilities: $220.00 Phone, cable, internet: $100.00
Food, entertainment: $150.00
Clothing, household expenses: $20.00
Credit cards and other loans: $0
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508852
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$4,900	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$285.74

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Mar-1985	Debt/Income ratio:	9%
Credit score:	680-699 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	17y 7m
Amount delinquent:	$0	Total credit lines:	7	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,872	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	authentic-power	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan 1
Purpose of loan:
This loan will be used to... Pay off my 401 k loan

My financial situation:
I am a good candidate for this loan because... I pay my bills on time

Monthly net income: $4,800
Monthly expenses: $
Housing: $1054
Insurance: $270
Car expenses: $190
Utilities: $160
Phone, cable, internet: $300
Food, entertainment: $250
Clothing, household expenses: $100
Credit cards and other loans: $200
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508870
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	3.80%
Term:	60 months

Lender yield:	13.90%	Borrower rate/APR:	14.90% / 16.29%	Monthly payment:	$356.06

Lender servicing fee:	1.00%	Effective Yield*:	13.85%
		Estimated return*:	10.05%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Mar-1993	Debt/Income ratio:	5%
Credit score:	780-799 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 2	Length of status:	21y 0m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	laudable-fund3	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
loan for wedding
No description was provided by the borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508938
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	13.00%
Term:	36 months

Lender yield:	29.99%	Borrower rate/APR:	30.99% / 34.62%	Monthly payment:	$322.47

Lender servicing fee:	1.00%	Effective Yield*:	28.61%
		Estimated return*:	15.61%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Sep-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-739 (May-2011)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	4y 5m
Amount delinquent:	$0	Total credit lines:	29	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$16,686	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	74%
		Homeownership:	Yes
Screen name:	giligo3	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	32 ( 100% )	720-739 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	0 ( 0% )	720-739 (Oct-2009) 680-699 (Aug-2009) 680-699 (Aug-2008)
Principal balance:	$1,341.37	31+ days late:	0 ( 0% )
Total payments billed:	32
Description
Second Prosper Loan to expand
Purpose of loan:
This loan will be used to purchase new computer for video editing and add another server to my network.

My financial situation:
I am a good candidate for this loan because I have never missed making a payment on anything. I currently have a propser loan that was originally in the amount of $10,000 and have not missed a payment on it. It will be payed in full on sept. 3 2011. The economy has not been the greatest the last few years, but I have been able to maintain a nice cash flow and continue to expand.

Monthly net income: $8500
Monthly expenses: $
Housing: $1350
Insurance: $
Car expenses: $750
Utilities: $200
Phone, cable, internet: $180
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $1000
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508944
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$13,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$9,100	Estimated loss*:	10.00%
Term:	60 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 29.37%	Monthly payment:	$396.88

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	15.34%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jul-1999	Debt/Income ratio:	28%
Credit score:	640-659 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 13	Length of status:	11y 7m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$14,490	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	96%
		Homeownership:	Yes
Screen name:	Longshore2007	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	79 ( 100% )	640-659 (Latest)
Principal borrowed:	$20,500.00	< 31 days late:	0 ( 0% )	640-659 (Aug-2010) 580-599 (Jan-2008) 600-619 (Jul-2007)
Principal balance:	$6,276.26	31+ days late:	0 ( 0% )
Total payments billed:	79
Description
finishing up duplex money needed
Purpose of loan:
This loan will be used to...home repairs , duplex repairs

My financial situation:
I am a good candidate for this loan because... I feel I am a good canidate because I have income coming in from one side of my duplex and I have a full time job .

Monthly net income: $4500
Monthly expenses: $3200
Housing: $1000
Insurance: $110
Car expenses: $200
Utilities: $100
Phone, cable, internet: $75
Food, entertainment: $500
Clothing, household expenses: $100
Credit cards and other loans: $1000
Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509156
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$17,500.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$17,500	Estimated loss*:	3.80%
Term:	36 months

Lender yield:	10.40%	Borrower rate/APR:	11.40% / 13.52%	Monthly payment:	$576.25

Lender servicing fee:	1.00%	Effective Yield*:	10.37%
		Estimated return*:	6.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Apr-1994	Debt/Income ratio:	8%
Credit score:	800-819 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 7	Length of status:	22y 4m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$486	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	wealth-supernova2	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for an investment property
Purpose of loan:
This loan will be used for a down payment on a 3-family unit in a college town.

My financial situation:
I am a good candidate for this loan because I will pay the loan back faster than 3 years. I work for my parent's company that my brother and I will take over in the future, and I work very hard to pay my bills on time.

The property I want to invest in has a positive cash flow that will cover the cost of the loan and then some. It has new furnaces, roof, vinyl siding, bathrooms and kitchens. It is in a historical district, with very nice, well kept homes that surround it. I believe the current leases are up in June, which will give me an opportunity to get new leases signed. I own a duplex not far from this property and the longest it was vacant was one month. I also carry insurance that will cover my mortgage for a year in case I can't find renters; which I don't believe to be a problem in the area it is in. Thank you for your time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509162
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,100	Estimated loss*:	14.70%
Term:	12 months

Lender yield:	25.69%	Borrower rate/APR:	26.69% / 35.84%	Monthly payment:	$287.60

Lender servicing fee:	1.00%	Effective Yield*:	24.52%
		Estimated return*:	9.82%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Mar-1994	Debt/Income ratio:	142%
Credit score:	680-699 (May-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	6 / 6	Length of status:	0y 0m
Amount delinquent:	$2,801	Total credit lines:	34	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,339	Stated income:	$1-$24,999
Delinquencies in last 7y:	7	Bankcard utilization:	4%
		Homeownership:	Yes
Screen name:	dinero-scientist7	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
C Card and Med Bill Consolidation
Purpose of loan:
This loan will be used to... Consolidate a few credit cards and medical bills

My financial situation:
I am a good candidate for this loan because I have a small amount of debt, its just lots of little things that started to add up while I was unemployed. We have 2 small children, and after giving birth I was laid off from work, it took me 2 years to find employment, while doing temp work here and there to get by. This Loan would help us to clean up our financle mess, and get back to a positive situation in our marriage and raising our children.

Monthly net income: $3800.00
Monthly expenses: 3100.00
Housing: $930.00
Insurance: $90.00
Car expenses: $780.00
Utilities: $100.00
Phone, cable, internet: $100.00
Food, entertainment: $ Currently on Food Stamps
Clothing, household expenses: $
Credit cards and other loans: $1000.00
Other expenses: $100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509180
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Aug-2002	Debt/Income ratio:	Not calculated
Credit score:	640-659 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	5	Current / open credit lines:	20 / 20	Length of status:	6y 0m
Amount delinquent:	$5,991	Total credit lines:	33	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Delinquencies in last 7y:	28	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	atcrain07	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to... consolidate debt.

My financial situation:
I am a good candidate for this loan because... my credit score is low from credit cards when I first started college I could not pay back and one company refused to settle. I have a degree and a job (for 4 years now) and can use this to combine payments and save money on interest.

Monthly net income: $2800
Monthly expenses: $
Housing: $630
Insurance: $100
Car expenses: $0
Utilities: $110
Phone, cable, internet: $90
Food, entertainment: $400
Clothing, household expenses: $0
Credit cards and other loans: $0
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509186
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	May-1987	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (May-2011)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	4	Current / open credit lines:	1 / 1	Length of status:	1y 10m
Amount delinquent:	$1,217	Total credit lines:	17	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,909	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Bankcard utilization:	52%
		Homeownership:	No
Screen name:	finance-majesty6	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
4K needed to fix my car
Purpose of loan:
This loan will be used to...pay for a new transmission for my car

My financial situation: Stable
I am a good candidate for this loan because...I am a decent person who works hard, pays her bills, and is attempting to recover financially from a divorce that screwed her credit.

Monthly net income: $2500
Monthly expenses: $1800
Housing: $1200
Insurance: $100
Car expenses: $0
Utilities: $100
Phone, cable, internet: $50
Food, entertainment: $150
Clothing, household expenses: $200
Credit cards and other loans: $0
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509192
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$14,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$9,800	Estimated loss*:	1.95%
Term:	60 months

Lender yield:	10.99%	Borrower rate/APR:	11.99% / 12.21%	Monthly payment:	$311.35

Lender servicing fee:	1.00%	Effective Yield*:	10.98%
		Estimated return*:	9.03%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Aug-1990	Debt/Income ratio:	9%
Credit score:	840-859 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 14	Length of status:	15y 11m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Biologist
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$36,518	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	26%
		Homeownership:	Yes
Screen name:	thoughtful-basis1	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
loan for improve child room atmos
No description was provided by the borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509204
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$18,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$12,600	Estimated loss*:	3.80%
Term:	36 months

Lender yield:	10.40%	Borrower rate/APR:	11.40% / 13.52%	Monthly payment:	$592.71

Lender servicing fee:	1.00%	Effective Yield*:	10.37%
		Estimated return*:	6.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	May-1991	Debt/Income ratio:	15%
Credit score:	760-779 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 8	Length of status:	15y 1m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Architect
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$52,227	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	76%
		Homeownership:	Yes
Screen name:	vigilance-gadget2	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
loan for auto loan,help
No description was provided by the borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 505901
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	13.00%
Term:	36 months

Lender yield:	29.99%	Borrower rate/APR:	30.99% / 34.62%	Monthly payment:	$322.47

Lender servicing fee:	1.00%	Effective Yield*:	28.61%
		Estimated return*:	15.61%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Oct-1990	Debt/Income ratio:	Not calculated
Credit score:	660-679 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 14	Length of status:	1y 10m
Amount delinquent:	$0	Total credit lines:	49	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$24,389	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	3	Bankcard utilization:	94%
		Homeownership:	Yes
Screen name:	typic67	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	45 ( 100% )	660-679 (Latest)
Principal borrowed:	$10,400.00	< 31 days late:	0 ( 0% )	680-699 (Jun-2010) 640-659 (May-2010) 660-679 (Apr-2008)
Principal balance:	$2,338.84	31+ days late:	0 ( 0% )
Total payments billed:	45
Description
My personal loan for my business
Purpose of loan: upgrade my business display and my storage for cold items
This loan will be used to...buy and build new display tables and upgrade cold storage

My financial situation:business is doing great even thru the winter
I am a good candidate for this loan because..I pay my bills on time as with my other prosper loans.

Monthly net income: $7000
Monthly expenses: $5050
Housing: $1600
Insurance: $250
Car expenses: $750
Utilities: $250
Phone, cable, internet: $200
Food, entertainment: $300
Clothing, household expenses: $300
Credit cards and other loans: $1200
Other expenses: $200 daycare
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508831
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	3.80%
Term:	36 months

Lender yield:	10.40%	Borrower rate/APR:	11.40% / 13.52%	Monthly payment:	$493.93

Lender servicing fee:	1.00%	Effective Yield*:	10.37%
		Estimated return*:	6.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Mar-1988	Debt/Income ratio:	15%
Credit score:	820-839 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 12	Length of status:	17y 4m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$19,715	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	39%
		Homeownership:	Yes
Screen name:	aqaq8877	Borrower's state:	Hawaii	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because I have steady jobs and I have always pay my bills on time. I work full time as customer service manager for a local chemical company for 16 years and night time I work as a waiter in a popular restaurant for 14 years. I would like a loan to consolidate by credit card balances. I own the condo I am living now and also own a rental property in Orlando. I have no mortgage payment on this rental property and currently rented for $1150 a month. I will provide my W2 upon request.
Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508843
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$7,350	Estimated loss*:	10.00%
Term:	36 months

Lender yield:	22.99%	Borrower rate/APR:	23.99% / 27.47%	Monthly payment:	$411.89

Lender servicing fee:	1.00%	Effective Yield*:	22.43%
		Estimated return*:	12.43%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	May-1997	Debt/Income ratio:	24%
Credit score:	640-659 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	6	Current / open credit lines:	10 / 9	Length of status:	7y 4m
Amount delinquent:	$3,054	Total credit lines:	58	Occupation:	Religious
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,803	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	5	Bankcard utilization:	89%
		Homeownership:	Yes
Screen name:	Dignus	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	38 ( 100% )	640-659 (Latest)
Principal borrowed:	$7,000.00	< 31 days late:	0 ( 0% )	640-659 (Jul-2008) 620-639 (Dec-2007) 560-579 (Nov-2007)
Principal balance:	$390.73	31+ days late:	0 ( 0% )
Total payments billed:	38
Description
Debt Consolidation
Purpose of loan: Debt Consolidation
This loan will be used to... Debt Consolidation

My financial situation: USBank
I am a good candidate for this loan because... I have paid off completely, and on-time two loans with Prosper

Monthly net income: $6,700
Monthly expenses: $5,800
Housing: $2,500
Insurance: $350
Car expenses: $400
Utilities: $300
Phone, cable, internet: $120
Food, entertainment: $600
Clothing, household expenses: $300
Credit cards and other loans: $1,100
Other expenses: $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508855
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$14,500.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$10,150	Estimated loss*:	2.60%
Term:	60 months

Lender yield:	12.29%	Borrower rate/APR:	13.29% / 14.66%	Monthly payment:	$332.08

Lender servicing fee:	1.00%	Effective Yield*:	12.25%
		Estimated return*:	9.65%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jun-1985	Debt/Income ratio:	29%
Credit score:	720-739 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	5y 3m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$7,972	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	25%
		Homeownership:	No
Screen name:	bigal99	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 4	On-time:	76 ( 100% )	720-739 (Latest)
Principal borrowed:	$41,500.00	< 31 days late:	0 ( 0% )	720-739 (Aug-2010) 640-659 (Feb-2008) 640-659 (Jun-2007) 620-639 (May-2007)
Principal balance:	$10,060.06	31+ days late:	0 ( 0% )
Total payments billed:	76
Description
Down Payment on apartment
Purpose of loan:
This loan will be used to place an downpayment for the apartment I am living cause the landlord is going to retire and don't want to take care the apartment.

My financial situation:
I am a good candidate for this loan because I pay my loan promptly and never miss any payment. .
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508941
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$4,000	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Jan-1988	Debt/Income ratio:	28%
Credit score:	740-759 (May-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	4 / 4	Length of status:	2y 4m
Amount delinquent:	$75,185	Total credit lines:	14	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,492	Stated income:	$1-$24,999
Delinquencies in last 7y:	8	Bankcard utilization:	15%
		Homeownership:	Yes
Screen name:	top-proud-economy	Borrower's state:	Hawaii	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
helping a friend
Purpose of loan:
This loan will be used to help pay my friends mothers medical bill

My financial situation:
I am a good candidate for this loan because, although my credit may not be perfect, I try my best to pay on time, especially those who have helped me out...I am paying for my wife to go to medical school, support 2 separate households, she lives on maui going to school, I am on oahu working to pay the bills so our family is separated til she graduates

Monthly net income: $6000
Monthly expenses: $5000
Housing: $3500
Insurance: $250
Car expenses: $400
Utilities: $0
Phone, cable, internet: $200
Food, entertainment: $400
Clothing, household expenses: $100
Credit cards and other loans: $200
Other expenses: $300
college expenses for my wife
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508947
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,200.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,040	Estimated loss*:	13.00%
Term:	36 months

Lender yield:	29.99%	Borrower rate/APR:	30.99% / 34.62%	Monthly payment:	$309.57

Lender servicing fee:	1.00%	Effective Yield*:	28.61%
		Estimated return*:	15.61%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Aug-1986	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (May-2011)	Inquiries last 6m:	2	Employment status:	Self-employed
Now delinquent:	1	Current / open credit lines:	6 / 5	Length of status:	0y 11m
Amount delinquent:	$18,156	Total credit lines:	30	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,006	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	17	Bankcard utilization:	79%
		Homeownership:	Yes
Screen name:	yahaveh	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	70 ( 100% )	680-699 (Latest)
Principal borrowed:	$8,900.00	< 31 days late:	0 ( 0% )	680-699 (Nov-2010) 760-779 (Oct-2010) 660-679 (Jan-2008) 540-559 (Dec-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	70
Description
Business Expansion
Purpose of loan:
This loan will be used to...Promote business services through Google Adwords campaign. High visibility of offerings to individuals & companies through specialized ads on Google.

My financial situation:
I am a good candidate for this loan because... I have a low debt to income ratio, and I have no other loans outstanding other than a house mortgage.

Monthly net income: $5900.00
Monthly expenses: $3272
Housing: $1922.00
Insurance: $100.00
Car expenses: $250.00
Utilities: $200.00
Phone, cable, internet: $125.00
Food, entertainment: $350.00
Clothing, household expenses: $125.00
Credit cards and other loans: $200.00
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508965
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,000	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$87.10

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Mar-1998	Debt/Income ratio:	11%
Credit score:	660-679 (May-2011)	Inquiries last 6m:	6	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	20 / 19	Length of status:	5y 8m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$21,431	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	91%
		Homeownership:	Yes
Screen name:	resplendent-marketplace2	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Mr.
No description was provided by the borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 508971
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Dec-1993	Debt/Income ratio:	24%
Credit score:	660-679 (May-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 11	Length of status:	2y 1m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$14,852	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Bankcard utilization:	35%
		Homeownership:	No
Screen name:	silver-leather9	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Repairs
No description was provided by the borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509165
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Aug-1983	Debt/Income ratio:	23%
Credit score:	720-739 (May-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	9	Current / open credit lines:	10 / 10	Length of status:	11y 10m
Amount delinquent:	$0	Total credit lines:	43	Occupation:	Nurse (LPN)
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	noble-affluence1	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement
Purpose of loan:
This loan will be used to...repair bathroom

My financial situation: dependable worker
I am a good candidate for this loan because...
dependable worker

Monthly net income: $2350
Monthly expenses: $1580
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509189
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	5.95%
Term:	60 months

Lender yield:	17.99%	Borrower rate/APR:	18.99% / 20.44%	Monthly payment:	$389.03

Lender servicing fee:	1.00%	Effective Yield*:	17.68%
		Estimated return*:	11.73%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Mar-1990	Debt/Income ratio:	4%
Credit score:	700-719 (May-2011)	Inquiries last 6m:	5	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	2 / 1	Length of status:	11y 4m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$100,000+
Delinquencies in last 7y:	12	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	brainy-payout554	Borrower's state:	Wyoming	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
brainy-payout554
No description was provided by the borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509195
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$11,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$7,700	Estimated loss*:	1.95%
Term:	60 months

Lender yield:	10.99%	Borrower rate/APR:	11.99% / 12.21%	Monthly payment:	$244.63

Lender servicing fee:	1.00%	Effective Yield*:	10.98%
		Estimated return*:	9.03%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Nov-1987	Debt/Income ratio:	18%
Credit score:	760-779 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	19 / 18	Length of status:	8y 10m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Clergy
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,375	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	19%
		Homeownership:	Yes
Screen name:	auction-game-changer8	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
indeed loan for home improvement
No description was provided by the borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 509207
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$18,500.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$12,950	Estimated loss*:	1.95%
Term:	60 months

Lender yield:	10.99%	Borrower rate/APR:	11.99% / 12.21%	Monthly payment:	$411.43

Lender servicing fee:	1.00%	Effective Yield*:	10.98%
		Estimated return*:	9.03%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Jan-1970	Debt/Income ratio:	7%
Credit score:	820-839 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	8y 1m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Dentist
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,061	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	7%
		Homeownership:	No
Screen name:	wonderful-coin0	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
loan for child edu
No description was provided by the borrower.
Information in the Description is not verified.